UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): July 31, 2024

LendingTree, Inc.

(Exact name of registrant as specified in charter)

Delaware	001-34063	26-2414818
(State or other jurisdiction	(Commission	(IRS Employer
of incorporation)	File Number)	Identification No.)

1415 Vantage Park Dr., Suite 700, Charlotte, NC	28203
(Address of principal executive offices)	(Zip Code)

Registrant’s telephone number, including area code: (704) 541-5351

Not Applicable

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading Symbol(s)	Name of each exchange on which registered
Common Stock, $0.01 par value per share	TREE	The Nasdaq Stock Market LLC

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

Emerging growth company ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Item 1.01	Entry into a Material Definitive Agreement.

On July 31, 2024, LendingTree, Inc., a Delaware corporation (the “Company”), entered into an equity distribution agreement (the “Sales Agreement”) with BofA Securities, Inc. and Citigroup Global Markets Inc. (each, a “Manager” and together, the “Managers”), under which the Company may offer and sell shares of its common stock, $0.01 par value per share, from time to time, having an aggregate offering price of up to $50,000,000 through the Managers, as the Company’s sales agent. Sales of shares of the Company’s common stock through the Managers, if any, will be made by any method permitted by law deemed to be an “at the market offering” as defined in Rule 415(a)(4) under the Securities Act of 1933, as amended (the “Securities Act”), including, without limitation, sales made directly on The Nasdaq Stock Market LLC or any other existing trading market for the Company’s common stock. The Managers will use commercially reasonable efforts to sell shares of the Company’s common stock from time to time, based on instructions from the Company (including any price, time or size limits or other parameters or conditions the Company may impose). The Company will pay the Managers a commission of up to 3.0% of the aggregate gross proceeds from the sales of shares of the Company’s common stock sold through the Managers under the Sales Agreement. The Company will also reimburse the Managers for certain specified expenses in connection with entering into the Sales Agreement as well as in connection with each Applicable Time, Settlement Date and Time of Delivery (as each such term is defined in the Sales Agreement). Pursuant to the Sales Agreement, the Company also provided the Managers with customary indemnification and contribution rights.

The Company is not obligated sell any shares of its common stock under the Sales Agreement. The offering of shares of the Company’s common stock under the Sales Agreement will terminate upon the termination of the Sales Agreement in accordance with its terms.

The foregoing description of the Sales Agreement is not complete and is qualified in its entirety by reference to the full text of the Sales Agreement, a copy of which is filed as an exhibit to this Current Report on Form 8-K and is incorporated herein by reference. This Current Report on Form 8-K also incorporates by reference the Sales Agreement into the Registration Statement (as defined herein).

The Company’s common stock is being offered and sold pursuant to the Company’s effective shelf registration statement on Form S-3 and an accompanying prospectus (Registration Statement File No. 333-278973) declared effective by the U.S. Securities and Exchange Commission (the “SEC”) on July 11, 2024 (as amended, the “Registration Statement”) and pursuant to a prospectus supplement dated July 31, 2024.

A copy of the opinion of Sheppard Mullin Richter & Hampton, LLP regarding the shares of the Company’s common stock to be sold under the Sales Agreement is filed as an exhibit to this Current Report on Form 8-K.

This Current Report on Form 8-K shall not constitute an offer to sell or the solicitation of an offer to buy any security nor shall there be any offer, solicitation or sale of these securities in any state in which such offer, solicitation or sale would be unlawful prior to registration or qualification under the securities laws of any such state.

Item 9.01 Financial Statements and Exhibits.

(d) Exhibits.

Exhibit No.	Description
1.1	Equity Distribution Agreement by and among the Company, BofA Securities, Inc. and Citigroup Global Markets Inc., dated July 30, 2024
5.1	Opinion of Sheppard Mullin Richter & Hampton, LLP
23.1	Consent of Sheppard Mullin Richter & Hampton, LLP (incorporated into Exhibit 5.1)
104	Cover Page Interactive Data File (embedded within the Inline XBRL document)

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SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Date: July 31, 2024
LENDINGTREE, INC.

	By:	/s/ Heather Novitsky
Heather Novitsky
Corporate Secretary

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